
                                                                Exhibit 10.16

                            DOLE FOOD COMPANY, INC.

                LONG-TERM INCENTIVE PLAN FOR EXECUTIVE OFFICERS
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                               TABLE OF CONTENTS
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I.    PURPOSE.......................................................   1

II.   PLAN DESCRIPTION..............................................   1
      2.1  Participation............................................   1
      2.2  Description of Awards....................................   1
      2.3  Performance Measurement and Goals........................   1

III.  ADMINISTRATION................................................   2
      3.1   Role of the Committee...................................   3
      3.2   Committee Certification.................................   3
      3.3   Committee Discretion to Reduce Bonuses..................   3
      3.4   No Authority to Increase Bonuses........................   3
      3.5   Finality of Action; Exercise of Discretion..............   3

IV.   PERFORMANCE GOALS AND FACTORS.................................   4

      4.1   Formula for Determining Awards; Base Salary and
            Performance Factors.....................................   4
      4.2   Base Salary Limit.......................................   4
      4.3   Performance Goals.......................................   4
      4.4   Pre-Established Targets.................................   4
      4.5   Applicable Performance Factors and Weighting for
            Determining Maximum Bonus Opportunity...................   4
      4.6   Specific Performance Factors............................   5
      4.7   Maximum Dollar Amount...................................   5
      4.8   Effect of Termination of Service........................   5
      4.9   New Participants........................................   6
      4.10  Intracompany and Position Transfers.....................   6
      4.11  Award Payout............................................   6
      4.12  Deferral Option.........................................   7
      4.13  Acceleration of Award Opportunities.....................   7
      4.14  Adjustments Upon Acquisitions, Dispositions,
            Recapitalizations, Extraordinary Items or Changes in
            Accounting..............................................   8

V.  TERM; AMENDMENT AND TERMINATION OF THE PLAN.....................   8

      5.1   Term....................................................   8
      5.2   Stockholder Approval....................................   8
      5.3   Amendments or Termination...............................   8
      5.4   Effect of Plan Termination..............................   9

VI.  DISCRETIONARY NATURE OF GRANTS AND PAYOUTS.....................   9

      6.1   No Assurance of Participation...........................   9
      6.2   No Assurance of Continued Employment....................   9
      6.3   Disqualification........................................   9
      6.4   Vesting.................................................   9

VII.  OTHER PROVISIONS..............................................  10
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      7.1  Nonassignability....................................... 10
      7.2  Designation of Beneficiaries........................... 10
      7.3  Unsecured Status of Claim.............................. 10
      7.4  Right of Offset........................................ 11
      7.5  Tax Withholding........................................ 11
      7.6  Validity............................................... 11
      7.7  Inurement of Rights and Obligation..................... 11
      7.8  Applicable Law......................................... 11
      7.9  Golden Parachute Limitations........................... 11

VIII.  DEFINITIONS; RULES OF CONSTRUCTION AND INTERPRETATION...... 12

      8.1  Rules of Construction.................................. 12
      8.2  Financial and Accounting Terms......................... 12
      8.3  Section 162(m)......................................... 12
      8.4  Defined Terms.......................................... 12

                            DOLE FOOD COMPANY, INC.
                LONG-TERM INCENTIVE PLAN FOR EXECUTIVE OFFICERS



I.   PURPOSE.

          The primary purpose of the Plan is to enhance the long-term performance of the Company/1/ by linking a meaningful portion of each Participant's compensation to the achievement of specific long-term financial objectives of the Company and the Company's various Business Units. The Plan also is designed to enhance the Company's ability to attract and retain high quality management talent by providing, in conjunction with other compensation plans offered by the Company, a competitive, performance-based total compensation package.


II.  PLAN DESCRIPTION.

          2.1 PARTICIPATION. Awards may be granted only to Eligible Persons. Actual Participants in the Plan shall be determined for each Cycle by the Committee. An Eligible Person not selected to participate in the Plan for any Cycle may participate in another long-term cash incentive plan of the Corporation for such Year or be selected by the Committee to participate in the Plan in other Cycles. An Eligible Person may not participate concurrently in both the Plan and such other long-term cash incentive plan.

          2.2 DESCRIPTION OF AWARDS. Awards granted under the Plan provide Participants with the opportunity to earn a cash payment ("bonus") following the end of a Performance Cycle based upon the level of performance of the Company and/or Business Unit, as the case may be, against specific financial and/or strategic performance goals established for the Performance Cycle by the Committee. Each Award granted under the Plan shall consist of a Minimum (or Threshold), On Plan (or Target) and Maximum payment opportunity expressed as a multiple ("Applicable Performance Factor") of the product of a Participant's
           -----------------------------
Base Salary and the applicable Base Salary Factor, as provided in Article IV. Threshold, Target and Maximum payment opportunities for each Participant shall be established by the Committee for each Performance Cycle and shall be contained in the Participant's Award Agreement.

          2.3 PERFORMANCE MEASUREMENT AND GOALS. Specific performance targets and the relationship between achievement and payout opportunity shall be determined by the Committee for each

- ----------------------
          /1/ This and certain other terms used in the Plan are defined in
Article VIII.

Performance Cycle and described or referenced in the Participant's Award Agreement, but shall constitute confidential, proprietary business information of the Company.


III.  ADMINISTRATION.

          3.1 ROLE OF THE COMMITTEE. The Plan shall be administered by the Committee. Actions of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. The Committee may delegate ministerial, accounting, record-keeping and similar functions necessary for the administration of the Plan to individuals who are officers or employees of the Company. Subject to the express provisions of the Plan, the Committee shall have the authority

               (a) to construe, interpret and administer the Plan and any agreements defining the rights and obligations of the Company and Participants under the Plan,

               (b) to further define the terms used in the Plan,

               (c) to prescribe, amend and rescind rules and regulations pertaining to the administration of the Plan,

               (d) to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a Termination of Service for purposes of the Plan,

               (e) to designate Plan Participants,

               (f) to establish the size of Awards made to Participants under the Plan and the Performance Goals for the Cycles, and the targets and weighting of Performance Goals used to determine whether payments are earned under the Plan,

               (g) to determine when Awards shall be granted under the Plan,

               (h) to validate the level of achievement in terms of goals or objectives established for the Plan and to collect and interpret financial results relative to performance measures, targets and objectives,

               (i) to evaluate performance measures or targets or specific numerical objectives during a Performance Cycle to determine (subject to Section 8.3) whether adjustments are necessary for extraordinary events or changes in capitalization, changes in accounting principles or policies, or other events that were not contemplated when

     Awards were made or that are outside of the reasonable responsibility or control of the Participants or make other adjustments as the Committee deems appropriate, reasonable or equitable to reflect materially changed circumstances of the Company or the applicable Business Unit from those existing at the time the applicable targets or goals were established, in accordance with the terms and limits of the Plan,

               (j) to evaluate the extent to which the applicable Performance Goals were achieved and determine, compute and certify the extent of amounts payable,

               (k) to reduce formula-based payment opportunities based upon objective or subjective criteria deemed by the Committee to be appropriate and in furtherance of the compensation policies of the Company, and

               (l) to make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Committee on the foregoing matters need not be the same from Cycle to Cycle or for all Participants in like manner in respect of a single Performance Cycle.

          3.2 COMMITTEE CERTIFICATION. No payment shall be made and no Participant shall be entitled to receive any payment under the Plan, unless the Committee shall have first certified, by resolution of the Committee or other appropriate action, that the payment amount has been accurately determined in accordance with the provisions of the Plan and the applicable Performance Goals and any other material terms have been satisfied.

          3.3 COMMITTEE DISCRETION TO REDUCE BONUSES. The Committee in its sole discretion may reduce the maximum amount payable hereunder to any one or more Participants for any Cycle in which it determines that (a) the achievement of the pre-established Performance Goals was influenced by any unusual, extraordinary, non-recurring event or other factor extraneous to individual performance, or (b) in its judgement, the failure to meet other corporate objectives in any respect or Period(s) within the Cycle warrants such reduction, or (c) the Company or the individual failed to achieve other financial, strategic or personal goals, which may be objective or subjective.

          3.4 NO AUTHORITY TO INCREASE BONUSES. Subject to Section 4.14 and 8.3, the Committee may not increase the maximum amount payable to any individual based on the formula or other provisions of the Plan.

          3.5 FINALITY OF ACTION; EXERCISE OF DISCRETION. Any action taken by, or inaction of, the Company, and Business Unit, the Board or the Committee relating to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Company or any Business Unit, shall be liable for any such action or inaction, or the action or inaction of another person, except in circumstances involving his or her bad faith. Subject only to compliance with the express provisions hereof, the Committee may act in its absolute discretion in all matters related to the Plan.


IV.  PERFORMANCE GOALS AND FACTORS.

          4.1 FORMULA FOR DETERMINING AWARDS; BASE SALARY AND PERFORMANCE FACTORS. Subject to the terms hereof, each Participant's maximum bonus opportunity under the Plan shall be the product of his or her Base Salary, the Base Salary Factor for the applicable Cycle and, subject to Section 4.5, the Applicable Performance Factor. The Base Salary Factors shall be as follows:

                              Base Salary Factors
                              -------------------

     Office of the Chairman                        150%
     Other Participants                       75% - 100% *

* The specific factor shall be within this range and determined by the Committee at the time the applicable performance targets are established pursuant to Section 4.4.

          4.2 BASE SALARY LIMIT. Base Salary for purposes of the Plan shall not exceed $800,000 during the first Cycle, $900,000 during the second Cycle and $1,000,000 during the third Cycle.

          4.3 PERFORMANCE GOALS. Performance Goals under the Plan shall include one or a combination of the following:

          Earnings Before Taxes (EBT)
          Business Unit Earnings Before Taxes (B/U-EBT)

          4.4 PRE-ESTABLISHED TARGETS. For each Cycle commencing with 1994, the Committee shall determine the applicable EBT and B/U-EBT targets (including the applicable Minimum, On Plan and Maximum for applying the Performance Factors) and the weighting of such goals, if more than one goal is applicable, in advance of any applicable deadline for such action under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") for the subject
Cycle.                                              ----

          4.5  APPLICABLE PERFORMANCE FACTORS AND WEIGHTING FOR DETERMINING
MAXIMUM BONUS OPPORTUNITY.    For Participants in the Office of the Chairman (or
having similar responsibilities), the Applicable Performance Factor in the first Cycle shall be the EBT Factor and in the second or third Cycles any one or a weighted average of the EBT and B/U-EBT Factors, as determined by the Committee. For any other Participants, the Applicable Performance Factor will be any one or a weighted average of the EBT Factor and the B/U-EBT Factor. The initial weighting where both Factors apply shall be in such proportion as the Committee, consistent with Section 8.3, may from time to time determine in advance of the deadline described in Section 4.4. The maximum bonus payable if more than one Performance Factor applies shall be determined by taking the result obtained by application of the formula set forth in the first sentence of this Section 4.5 to each Performance Goal, multiplying that result by the weighting factor for that Performance Goal and taking the sum of the products of such calculation. Each weighting factor shall be expressed as a fraction (less than one) or percentage, and the aggregate amount of all weighting factors shall be one (1) or 100%.

          4.6 SPECIFIC PERFORMANCE FACTORS. The EBT or B/U-EBT Factor for any Cycle shall be determined in accordance with the following table, where Minimum, Target and Maximum represent, respectively, the attainment of the Minimum, On Plan, and Maximum for the applicable Cycle, established by the Committee for such purposes:

          EBT or B/U-EBT                      Applicable
          Performance                    EBT or B/U-EBT Factor*
          -----------                    ---------------------

          Less than Minimum                       0
          Minimum                                50%
          Target                                100%
          At or Above Maximum                   150%


* Applicable Factors for performance between specified Performance-to-Target levels above Minimum and below Maximum shall be determined using linear interpolation (applied to the targets in the manner specified by the Committee).

          4.7 MAXIMUM DOLLAR AMOUNT. Notwithstanding any other provision hereof, no Person shall receive any bonus under the Plan in excess of $1,800,000 for the first Cycle, $2,025,000 for the second Cycle, and $2,250,000 for the third Cycle.

          4.8 EFFECT OF TERMINATION OF SERVICE. If a Participant has a Termination of Service during a Performance Cycle (other than because of a voluntary resignation or termination by the Company for Cause) after at least thirteen Periods of service as a Participant, the Participant shall remain eligible to receive a prorated payment under the Plan. The maximum amount of such payment shall be determined by multiplying the amount that the Participant would have received if the Termination of Service had not occurred by a factor equal to the number of full Periods of Service by the Participant during the

Performance Cycle divided by the number of full Periods in the Performance Cycle. Unless accelerated consistent with the provisions of Section(s) 4.13 and
8.3 in connection with or after the Termination of Service or other event described in Section 4.13, prorated payments may only be made at the same time as other payments under the Plan for the Performance Cycle in which the Termination of Service occurred. If the foregoing minimum service requirement is not met or a Participant's Termination of Service occurs during a Performance Cycle for Cause or because of a voluntary resignation, the Participant's opportunity to receive any payment under the Plan for the Performance Cycle shall terminate, and no payout shall be made under the Plan.

          4.9 NEW PARTICIPANTS. Subject to Section 8.3, an Eligible Person may become a Participant in the Plan at any time before the end of the second year of the Cycle, at the discretion of the Committee. If an Eligible Person becomes a Participant during a Performance Cycle, the Participant's payment opportunity shall be prorated by a factor equal to the number of full Periods that the Eligible Officer was a Participant during the Performance Cycle divided by the number of full Periods in the Performance Cycle. In calculating such Participant's payment opportunity, the performance achievement level shall be measured over the entire Performance Cycle; provided that if interim targets
                                            --------
within the Cycle were established by the Committee in setting the targets for the Cycle, any payout to such Participant shall be further conditioned upon the achievement of such performance targets on a cumulative basis for the remainder of the Cycle.

          4.10 INTRACOMPANY AND POSITION TRANSFERS. If a Participant participates in more than one capacity during any Cycle, the product of his or her Base Salary and Base Salary Factor for purposes of the Plan for such year shall be computed by (a) multiplying (i) the Base Salary Factor (as indicated in or pursuant to Section 4.1 above) for each position by (ii) the applicable Base Salary for such position, and by (iii) a factor equal to the number of full Periods that the Eligible Officer was a Participant in each position during the Performance Cycle divided by the number of full Periods in the Performance Cycle, and (b) taking the sum of the products of such calculation. In determining prorated payments for Participants affiliated with more than one Business Unit (or more than one Business Unit/Company combination) during a Cycle, performance achievement for each component (whether Business Unit or Company) shall be measured over the entire Cycle, while the weighting of each component shall be determined according to each Participant's Award Agreement, as the same may be amended consistent herewith.

          4.11 AWARD PAYOUT. Subject to opportunities to defer the receipt of payment in accordance with Section 4.12 below and to accelerate payment under
Section 4.13, payment of any amounts which may be payable under the Plan shall be in cash equivalent, payable as follows: one-half of the Award (as certified by the Committee pursuant to Section 3.2 of the Plan) will be paid within ninety (90) days following the completion of the Performance Cycle. The remaining one-half of the Award for the Cycle will be paid, with interest from the day after the end of the Cycle to the date paid, at the lesser of (a) the Company's Cost of Funds, or (b) 120% of the Applicable Federal Rate, upon the first anniversary of the completion of the Cycle, provided that the Participant's employment has
                         -------------
continued through such date, unless the Committee otherwise permits. Deferred portions of Awards and associated interest accumulated thereon to the date of payment will become immediately payable in the event of a Change in Control or a Termination of Service for any reason other than for Cause or voluntary resignation during such extended one-year Period.

          4.12 DEFERRAL OPTION. The Committee may permit a Participant to irrevocably elect to voluntarily defer payments vested in accordance with the terms of any deferral plan adopted by the Company, provided that the amount of
                                                   -------- ----
any interest accrued thereon shall not exceed 120% of the Applicable Federal Rate, compounded semi-annually.

          4.13 ACCELERATION OF AWARD PAYOUT OPPORTUNITIES.

            (a)  Acceleration.  Subject to Section 3.2 (certification), the
                 ------------
     Committee may authorize early payment of an Award if, at least one Year after the commencement of a Cycle, a Participant's employment terminates for any reason, other than a voluntary resignation or a termination for Cause, or there shall occur an event described in Section 4.13(b) (including a Change in Control), provided that the Committee determines
                                      -------------
     that the applicable Performance Goals have been met through the date of such termination on the basis of achievement of Performance Goals relative to targets to the date of such event and the amount of the payment is discounted at the Applicable Federal Rate, compounded semi-annually, and prorated based on time, in the manner contemplated by Section 4.8.

          (b)  Fundamental Corporate Changes; Change in Control. In the event of
               ------------------------------------------------
     a merger, consolidation, or other reorganization in which the Corporation is not the surviving entity, or a Change in Control, or upon the sale of substantially all the property of the Corporation as an entirety to an unaffiliated entity, or upon the dissolution or liquidation of the Corporation, payment shall be made, subject to Section 3.2 (but with the satisfaction of the applicable performance level or targets determined on the basis of the Cycle-to-date results from the beginning of the applicable Cycle to the end of the month preceding the date of such event), on a prorated basis to the date of such event in the manner contemplated by
     Section 4.8.  The

     Committee shall authorize early payout in such event, provided that it determines that the applicable Performance Goals have been so met. The amount of the prorated payment shall be discounted at the Applicable Federal Rate.

          4.14 ADJUSTMENTS UPON ACQUISITIONS, DISPOSITIONS, RECAPITALIZATIONS, EXTRAORDINARY ITEMS OR CHANGES IN ACCOUNTING.

          (a) Changes From Material Acquisitions, Dispositions or
              ---------------------------------------------------
     Recapitalizations. In the event of a material acquisition or
     -----------------
     disposition of business or assets, a material recapitalization or restructuring, or any extraordinary gain or loss, that affects the Company (on a consolidated basis) or the applicable Business Unit and was not anticipated by the Committee in setting the targets for the applicable Cycle, the Committee, subject to Section 8.3, may make adjustments to the targets for such Cycle, applied as of the date of such event, based solely on objective criteria, so as to neutralize, in the Committee's best judgement, the effect of the change on the applicable pre-established targets for such Cycle.

          (b)  Accounting Matters.  Similar changes shall be made in the case of
               ------------------
     material changes in accounting policies or practices affecting the Company or the applicable Business Unit, to the extent any such material change was not anticipated at the time the targets were set, based on objective criteria so as to neutralize, in the Committee's best judgement, the effect of the change or event on the applicable pre-established targets for such Cycle.


V.  TERM; AMENDMENT AND TERMINATION OF THE PLAN.

               5.1 TERM. Subject to Sections 5.2 and 5.3, the Plan shall be effective as of January 2, 1994 (the "Effective Date") and shall be in
                                           --------------
     effect in respect of and through the three Cycles then commencing, unless earlier terminated by the Committee pursuant to Section 5.3.

               5.2 STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of those shares voting, in person or by proxy, on the Plan at the 1994 annual meeting of stockholders. Such stockholder approval shall be a condition to the right of a Participant to receive any payment hereunder.

               5.3 AMENDMENTS OR TERMINATION. The Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan (or any part thereof). No such action shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under the Plan which have vested pursuant to Section 6.4 prior to the date of such action.

               5.4 EFFECT OF PLAN TERMINATION. If the Committee terminates or suspends the Plan during a Cycle, the Committee may provide Participants with a prorated payment for such Cycle based on the number of full Periods of the Cycle completed at the time of the Committee's action divided by the number of full Periods in the Cycle. Performance for determining the amount of such prorated payments shall be based in the Committee's discretion on the entire Cycle or, if payout is to be accelerated, on the basis of performance through the date of the Committee's action, as contemplated by Section 4.13. If performance continues to be measured over the original Cycle, payment of any earned amounts shall be made following completion of the Cycle, as provided in Section 4.11. If performance is measured over a shorter Period, payment of any amounts shall be made within 90 days following the completion of the revised performance measurement term, subject to Sections 6.4 and 8.3.


     VI.  DISCRETIONARY NATURE OF GRANTS AND PAYOUTS.

               6.1 NO ASSURANCE OF PARTICIPATION. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under the Plan or to Eligible Persons generally.

               6.2 NO ASSURANCE OF CONTINUED EMPLOYMENT. Nothing contained in the Plan or in Award Agreements or in any other documents related to the Plan shall confer upon any Eligible Person or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the employment of such Eligible Person or Participant, with or without Cause. However, nothing contained in the Plan or any document related thereto shall affect any other contractual right of any Eligible Person or Participant.

               6.3 DISQUALIFICATION. Members of the Board who are not officers or employees of the Company, and members of the Committee during the Period of their service on the Committee, shall be ineligible to be granted Awards under the Plan.

               6.4 VESTING. Rights under the Plan shall not vest prior to the Committee's action under Section 3.2 and confirmation of the amount to be paid and, with respect to mandatorily deferred portions of any such amount, completion of the additional year of service contemplated by Section 4.11. Such rights thereafter shall be solely as an unsecured general creditor of the Corporation.

     VII.  OTHER PROVISIONS.

               7.1 NONASSIGNABILITY. No Participant shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt any benefit payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No portion of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. Any such transfer in violation of the preceding provisions shall be considered null and void.

               7.2 DESIGNATION OF BENEFICIARIES. Each Participant shall have the right at any time to designate any person or persons as beneficiaries to whom any benefits provided under the Plan shall be distributed in the event of the Participant's death prior to distribution of all benefits due the Participant under the Plan. Each beneficiary designation shall be effective only when filed in writing with the Company during a Participant's lifetime on a Beneficiary Designation Form approved by the Company. If a Participant designates more than one beneficiary, distribution of any payment due the Participant under the Plan shall be made in equal proportions to each beneficiary unless otherwise stated on the Beneficiary Designation Form.

               The filing of a new Beneficiary Designation Form shall cancel all designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary Designation Form shall revoke such designation, unless (a) in the case of divorce, the previous spouse was not designated as beneficiary, or (b) in the case of marriage, the Participant's new spouse had been previously designated as beneficiary. The spouse of a married Participant shall join in any designation of a beneficiary other than the spouse. If a Participant fails to designate a beneficiary as provided for above, if the beneficiary designation is revoked by marriage, divorce or otherwise, or if the beneficiary predeceases the Participant without execution of a new designation, then the Committee shall direct the distribution of Plan benefits to the Participant's estate.

               7.3 UNSECURED STATUS OF CLAIM. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in respect of any unvested benefits under the Plan, and no rights, interests or claims as to any vested benefits in any specific property or assets of the Company. No asset of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

               7.4 RIGHT OF OFFSET. If a Participant becomes entitled to a payment under the Plan and if at such time the Participant has outstanding any debt, obligation or other liability representing an amount owing to the Company, then the Company, to the maximum extent permitted by law, may offset such amount against the amount of the payment otherwise due the Participant under the Plan.

               7.5 TAX WITHHOLDING. The Company shall withhold from any payment due under the Plan an amount sufficient to satisfy all and any amounts required by applicable federal, state and local laws with respect to such payment. The Company shall have no obligation to advise any Participant of the existence of any tax or the amount which the employer corporation may be so required to withhold.

               7.6 VALIDITY. In the event that any provision of the Plan is held to be invalid or unenforceable, the same shall not affect, in any way whatsoever, the validity of any other provision of the Plan.

               7.7 INUREMENT OF RIGHTS AND OBLIGATIONS. Any rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon the Corporation, its successors and assigns, Participants and Beneficiaries.

               7.8 APPLICABLE LAW. The Plan and any related documents and matters shall be governed in accordance with the laws of the State of California, except as to matters of Federal law.

               7.9 GOLDEN PARACHUTE LIMITATIONS. In no event shall a payment be made under the Plan in an amount which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") nor shall any
                                                      ----
     payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program which would constitute "parachute payments" as defined in Section 280G of the Code, then the Participant may by written notice to the Corporation designate the order in which such parachute payments shall be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of
     Section 280G of the Code.

VIII.  DEFINITIONS; RULES OF CONSTRUCTION AND INTERPRETATION.

               8.1 RULES OF CONSTRUCTION. For all purposes of the Plan and Award Agreements, unless otherwise expressly provided or the context otherwise requires,

               (a) the terms used in the Plan, and not otherwise defined have the meaning assigned to them in this Article VIII, and the terms include the plural and the singular,

               (b) all references in this Plan to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Plan, and

               (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.


          8.2 FINANCIAL AND ACCOUNTING TERMS. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, and, if applicable, as specifically applied and reflected in financial statements of the Company or the applicable Business Unit, prepared in the ordinary course of business and, without limiting the generality of the foregoing, after all compensation accruals.

          8.3 SECTION 162(M). It is the intent of the Company that all payments under the Plan qualify as performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted consistent with such intent. Any inconsistent provision shall be disregarded.

          8.4 DEFINED TERMS. For all purposes of the Plan, the following definitions shall apply:

     "APPLICABLE FEDERAL RATE" means the applicable federal rate determined under Section 1274(d) of the Code and Treasury Regulations issued thereunder for the month in which an early payment is made or interest on a deferred payment is credited under the Plan.

     "APPLICABLE PERFORMANCE FACTOR" means the applicable EBT Factor and/or B/U-EBT Factor, weighted in the manner provided herein, as determined by the Committee consistent with the terms hereof, for the applicable Cycle.

     "AWARD" shall mean the grant of the opportunity to earn a payment or bonus under the Plan.

     "AWARD AGREEMENT" shall mean a written agreement entered into between the Corporation and a Participant setting forth the terms and conditions with respect to an Award. Such agreement shall specify the payment opportunity associated with the Award, the performance measures and objectives on which such opportunity is based, and the applicable Cycle and, if applicable, the period of time over which performance shall be measured for determining amount of any payment.

     "BASE SALARY" means the average of the base annualized salary (or cash compensation) rate of a Participant as of the beginning of each year of participation in the applicable Cycle (or the time during the Cycle when a Participant first commences participation in the Plan), exclusive of any bonuses, commissions or actual or imputed income from any Company-provided benefit or perquisite programs, subject to any limitations in or pursuant to the Plan and prior to any reductions for salary deferred pursuant to any plan of deferred compensation.


     "BASE SALARY FACTOR" means the multiple of Base Salary as set forth in or pursuant to Section 4.1.

     "BENEFICIARY" means the person designated by a Participant to receive any benefits hereunder in the event of the death of the Participant during a Cycle or prior to the payment of a bonus for such Cycle or, in the absence of a designated beneficiary, such Participant's estate.

     "BOARD" shall mean the Board of Directors of the Company.

     "BUSINESS UNIT" means a region, subsidiary, division or other organizational unit of the Company, or segment of its operations for accounting purposes, which maintains or which is the subject of a separate accounting of its financial performance.

     "BUSINESS UNIT EARNINGS BEFORE TAXES" OR "B/U-EBT" means the sum of the pre-tax earnings before the Business Unit's interest expense, less the Business Unit's Capital Charge for each Year of the Cycle.

     "CAPITAL CHARGE" means (i) the target ratio of the Company's Debt to Total Capital for each Year of the Cycle, as of the beginning of the Year, multiplied by the Business Unit Net Investment at the beginning of such Year, multiplied by the Company's Cost of Debt, less (ii) the product of (a) the sum of (1) the Business Unit's pre-tax earnings before interest expense for the Year and (2) the difference between the Business Unit Net Investment at the beginning and end of the Year and (b) the Company's Cost of Debt, less

     (iii) the Business Unit's capitalized interest during such Year.

     "DEBT" means the sum of short-term and long-term debt.

     "NET INVESTMENT" means the applicable Business Unit's total assets less the Business Unit's (i) cash and cash equivalents (short-term investments), (ii) accounts payable and accrued liabilities, and (iii) minority interests and deferred credits.

     "TOTAL CAPITAL" means Debt plus total stockholders' equity.

     "B/U-EBT FACTOR" means the multiple based on performance relative to Minimum, On Plan, and Maximum B/U-EBT, as set forth in or pursuant to
     Section 4.6.

     "CAUSE" means, in the judgment of the Committee, failure to perform one's duties of employment in a manner acceptable to the Committee or the person's senior officer (or the Board in the case of the Chief Executive Officer), conduct injurious to the Company, breach of fiduciary duty, neglect of duty, willful misconduct, or conviction of any felony.

     "CHANGE IN CONTROL" means and shall be deemed to have occurred if: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the "beneficial owner" (as defined generally in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, unless such person was, on the effective date of the Plan, such a beneficial owner of securities representing 20% or more of such voting power; or (b) during any Period for two consecutive years, individuals who at the beginning of such Period constitute the Board cease for any reason to constitute at least a majority thereof, except to the extent that the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such Period, with any such new director being deemed for these purposes to have been an incumbent at the beginning of such Period (but in case of succession, without duplication).

     "COMMITTEE" means the Corporate Compensation and Benefits Committee of the Board or another committee appointed by the Board to administer the Plan and comprised of two or more Board members, all of whom shall be ineligible to participate in the Plan during their service on the Committee and (to the extent then required by applicable law and regulations) shall be "outside directors" within the meaning of Section 162(m).

     "COMPANY" includes the Corporation and its subsidiaries, on a consolidated basis, unless the context otherwise requires.

     "CORPORATION" means Dole Food Company, Inc. and shall include its successors and assigns.

     "COST OF FUNDS" OR "COST OF DEBT" means the weighted average cost of short-term and long-term debt during the applicable Year, which in the case of determinations under Section 4.11 shall be the Year immediately preceding the applicable date of determination.

     "CYCLE" means Performance Cycle.


     "EARNINGS BEFORE INCOME TAXES" or "EBT" for any Cycle means the consolidated net income of the Corporation for such Cycle before income taxes.

     "EBT" has the meaning set forth above.

     "EBT FACTOR" means the multiple based on performance relative to Minimum, On Plan, and Maximum EBT for the applicable Cycle, as set forth in or pursuant to Section 4.6.

     "ELIGIBLE PERSON" means an Executive Officer of the Corporation.

     "EXECUTIVE OFFICER" has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934 and refers to the individuals confirmed to be within such definition by the Committee.

     "MAXIMUM" means either the maximum payout or the level of performance at or above which such payout may be made, as the context requires, in any Cycle under the Plan, expressed as a dollar amount or percentage of the Target amount.

     "MINIMUM" has the same meaning as Threshold.

     "ON PLAN" has the same meaning as Target and reflects the performance level required for an Applicable Performance Factor of 1.00 (i.e., a payment opportunity equal to 100% of the product of Base Salary and the Base Salary Factor in the applicable Cycle).

     "PARTICIPANT" means an Eligible Officer who has been designated a Participant by the Committee for the applicable Performance Cycle and granted an Award in accordance with the terms and subject to the conditions of the Plan.

     "PERFORMANCE CYCLE" OR "CYCLE" means the period of time over which performance is measured for determining the amount of any payment earned from Awards granted under the Plan. Each Performance Cycle shall represent an exclusive period of three fiscal years (i.e., thirty-nine consecutive Periods) beginning on the first day of the Company's fiscal year in 1994.

     "PERFORMANCE GOALS" means EBT, and/or B/U-EBT.

     "PERIOD" means the four-week accounting cycle of the Company.

     "PLAN" means the Dole Food Company, Inc. Long-Term Incentive Plan for Executive Officers, as described in this document.

     "SECTION 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as from time to time in effect.

     "SERVICE" means full-time employment with the Company, or part-time employment as approved by the Committee, including a voluntary leave of absence if approved by the Committee.

     "SUBSIDIARY" means any corporation or other entity of which the Company beneficially owns, either directly or indirectly, a majority or more of the voting stock or voting power.

     "TARGET" means "On Plan" and represents a performance level that is a precondition to a payout under the formula provisions of the Plan at a Performance Factor of 1.00 or 100% of the product of the Base Salary and the Base Salary Factor. When used with lower case, "target" means a Minimum, Threshold and/or Maximum, as the context requires.

     "TERMINATION OF SERVICE" means a termination of Service from the Company for any reason, whether voluntary or involuntary, including death and disability.

     "THRESHOLD" means the minimum level of performance relative to an On Plan target required to generate a payment under the Plan for the applicable Cycle, expressed as a dollar amount or percentage of the Target amount.

     "YEAR" means the applicable fiscal year of the Corporation.

                                                                    CONFIDENTIAL
                                                                    ------------

                            DOLE FOOD COMPANY, INC.
                            LONG-TERM INCENTIVE PLAN
                             FOR EXECUTIVE OFFICERS

                                AWARD AGREEMENT


          This AWARD AGREEMENT is made and entered into at Westlake Village, California as of _______, 199 by and between DOLE FOOD COMPANY, INC. (the "Company") and ___________________ (the "Participant").

          WHEREAS, the Company has adopted the DOLE FOOD COMPANY, INC. LONG-TERM INCENTIVE PLAN FOR EXECUTIVE OFFICERS (the "Plan"), and

          WHEREAS, the Participant has been designated an Eligible Person and has been selected to participate in the Plan in accordance with the terms and conditions of the Plan, and

          WHEREAS, the Plan states that an Award Agreement be entered into between the Company and the Participant setting forth certain terms and conditions of the Plan as they apply to the Participant.

          NOW, THEREFORE, the Company and the Participant hereby agree as follows:

          1.   The Plan.

          The Plan is hereby incorporated into and made a part of this Award Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan. Undefined terms used herein are used as defined in the Plan. The Participant acknowledges that he or she has read and understands the terms of the Plan.

          2.   The Award.

          The Participant is hereby granted an Award under the Plan for the Performance Cycle beginning ____________ and ending _________________.

          3.   Payment Opportunity.

          The total Threshold, Target and Maximum payment opportunities associated with the Award are as follows:


          if Performance is                   Performance Factor*
          -----------------                   ------------------
          Less than Threshold                         0
          Threshold                                    .5
          Target                                      1.0
          At or Above Maximum                         1.5

    * Applicable Factors for performance between specified Performance-to-Target levels above Minimum to Target and from Target to Maximum shall be determined using linear interpolation.

           4.  Performance Factors; Allocation/Weighting of Goals.

           The total payment opportunity associated with the Award will be allocated as follows:

                    EBT    -       %
                                      [cross out an
                    B/U-EBT-       %   inapplicable
                              -----
                                100%   performance goal]

           5.  Confidentiality of Performance Targets.

          Performance targets and applicable Minimum, On Plan and Maximum levels for purposes of determining any payment opportunity on the Award may be reviewed by the Participant at the Office of the General Counsel of the Corporation, upon reasonable request during normal business hours.

SUCH INFORMATION CONSTITUTES CONFIDENTIAL AND PROPRIETARY BUSINESS INFORMATION, THE DISCLOSURE OF WHICH IS PROHIBITED BY THE COMPANY'S POLICIES.

           6.  Base Salary Factor.

           Participant's Base Salary Factor shall be _____.

           7.  Tax Withholding and Legal Compliance.

          All payments hereunder shall be subject to applicable withholding tax obligations and compliance with applicable other laws.

           8.  Commencement Date.

           Participant's service during the Performance Cycle commenced _______, 19__.


           IN WITNESS WHEREOF, the parties hereto have entered into the Agreement on the date first above written.



DOLE FOOD COMPANY, INC.


By: ___________________________

Its: __________________________



PARTICIPANT

___________________________